UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 10, 2009
Date of Report (Date of earliest event reported)
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 850
Dallas, Texas (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 3, 2008, Diodes Incorporated (the “Company”) accepted an offer by UBS AG (“UBS”) with respect to auction rate securities owned by the Company, including certain rights to cause UBS to repurchase those auction rate securities. The repurchase rights are offered in connection with UBS’s obligations under settlement agreements with the U.S. Securities and Exchange Commission and other federal and state regulatory authorities. The offering, the settlement agreements, and the respective rights and obligations of the parties, are described in a prospectus issued by UBS dated October 7, 2008, File No. 333-153882 (the “Prospectus”).
     As a result of accepting UBS’s offer, the Company can require UBS to repurchase at par value all of the auction rate securities held by the Company at any time during the period from June 30, 2010 through July 2, 2012 (if the Company’s auction rate securities have not previously been sold by the Company or by UBS on its behalf). In connection with the Prospectus offering and subsequent loan agreement with UBS Bank USA, on November 10, 2009, the Company received a credit line of up to the full value of the Company’s auction rate securities.
     The Company has drawn down the full amount of the credit line. In accordance with the offering by UBS, the loan will be treated as a “no net cost loan” as defined in the Prospectus. The loan will bear interest at a rate equal to the average rate of interest paid to the Company on the pledged auction rate securities such that the net interest cost to the Company will be zero. Though the loan is payable on demand, if UBS Bank should exercise its right to demand repayment of any portion of the loan prior to the date the Company can exercise its repurchase rights, UBS and certain of its affiliates will arrange for alternative financing on terms and conditions substantially the same as those contained in the loan. If alternative financing cannot be established, then UBS or one of its affiliates will purchase the Company’s pledged auction rate securities at par. As a result, the loan and any alternative financing will not be payable by the Company prior to the time that the Company can require UBS to repurchase the pledged auction rate securities. The Company expects to repay the loan with the proceeds from the repurchase. Proceeds of sales of the Company’s auction rate securities will first be applied to repayment of the credit line with the balance, if any, for the Company’s account.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2009	DIODES INCORPORATED
	By:	/s/ Richard D. White
Richard D. White,
Chief Financial Office